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                           -----------------------

                         CEREX ENTERTAINMENT CORPORATION

                           -----------------------

                            CERTIFICATE OF AMENDMENT

                                       to

                            ARTICLES OF INCORPORATION

                                       to

                         CEREX ENTERTAINMENT CORPORATION

     CEREX ENTERTAINMENT CORPORATION, a corporation organized on April 4, 1989, and existing under and by virtue of the Nevada General Corporation Law, does hereby certify that:

     A. The name of the corporation is CEREX ENTERTAINMENT CORPORATION.

     B. Under authority of Section 78.195 of the Nevada General Corporation Law, Article FIFTH, Part I of the Certificate of Amendment to the Corporation's Certificate of Incorporation expressly vests authority in the Board of Directors to prescribe the series, number of each series, voting powers, designations, preferences, limitations, restrictions and relative rights of the Corporation's preferred shares, without shareholder approval.

     C. The Board of Directors of the Corporation has, by the unanimous written consent of its members taken on February 20, 1997, pursuant to Section 78.315 of the Nevada General Corporation Law, duly adopted a resolution setting forth an amendment to the Certificate of Incorporation of the Corporation designating and establishing a series of preferred stock consisting of 4,000,000 preferred shares known as the:

     "SERIES A, 6.75% NON-VOTING CONVERTIBLE PREFERRED STOCK"

     D. The Corporation submits this Certificate of Amendment to its Certificate of Incorporation for the purpose of establishing and designating such series of preferred stock as required by Section 78.1955 of the Nevada General Corporation Law.

     E. A copy of the "Resolution of the Board of Directors Establishing a Series of Shares of Preferred Stock of CEREX ENTERTAINMENT CORPORATION" dated as February 20, 1997, setting forth the text of the amendment prescribing the series, number of each series, voting powers, designations, preferences, limitations, restrictions and relative rights of the Series A, 6.75% Non-Voting Convertible Preferred Stock, is attached hereto as EXHIBIT A and is incorporated by references in this document as if fully set forth herein.

     F. No shares of the Series A, 6.75% Non-Voting Convertible Preferred Stock have been issued.

     G. No approval of the corporation's shareholders is necessary in regard to this amendment or its filing with the Nevada Secretary of State.


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     IN WITNESS  WHEREOF,  the  undersigned  has executed  this  Certificate  of
Amendment as of the below date.

DATED:  March 6, 1997                  CEREX ENTERTAINMENT CORPORATION


                                          By    /S/ JOHN D. BRASHER JR.
                                             -----------------------------------
                                                John D. Brasher Jr., President


X     /S/ ELIZABETH M. CROSSE
 --------------------------------------------
       Elizabeth M. Crosse, Asst. Secretary



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                                 ACKNOWLEDGEMENT

STATE OF COLORADO )
                  )  ss:
COUNTY OF DENVER  )

      I HEREBY CERTIFY that before me, the undersigned Notary Public, duly qualified and commissioned in and for the above jurisdiction personally came and appeared John D. Brasher Jr., President of CEREX ENTERTAINMENT CORPORATION, a Nevada corporation, who acknowledged that he signed the foregoing document and that the statements therein contained are true and correct.

      SWORN TO AND SUBSCRIBED before me on March 6, 1997.


X    /S/ ELIZABETH M. CROSSE            My Commission Expires:   August 16, 1997
 --------------------------------
            Notary Public